UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2026

BONK, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18801 N Thompson Peak Pkwy Ste 380, Scottsdale, AZ 85255

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BNKK	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	BNKKW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 4, 2026, Bonk, Inc. (the “Company”) entered into a Preferred Stock Redemption Agreement (the “Agreement”) with Core4 Capital Holdings Corp (“Core4”), an Ohio corporation. Core4 is the holder of 100,000 Preferred Series A Shares of Stock (the “Preferred Shares”) of the Company. Pursuant to the terms of the Agreement, the Company will purchase from Core4, 26,667 of the Preferred Shares for an aggregate purchase price (the “Purchase Price”) of Four Million Dollars ($4,000,000.00). The Purchase Price is payable via wire transfer within three (3) business days of the execution of the Agreement.

Following the consummation of the transactions pursuant to the Agreement, Core4 will hold 73,333 Preferred Shares and in the event of a merger, convert the 73,333 Preferred Shares to 1,516,873 shares of Common Stock of the Company.

As part of the consideration for the Purchase Price, Core4 has agreed to irrevocably waive all anti-dilution rights with respect to the Preferred Shares and all rights under the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed on May 2, 2025, including voting rights, liquidation preferences, and conversion rights. Core4 has also agreed to a general release of claims against the Company arising from Core4’s investment in the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 11, 2026, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Preferred Stock Redemption Agreement dated September 4, 2026
99.1	Press Release, dated September 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2026

BONK, INC.

By:	/s/ Jarrett Boon
Jarrett Boon
Chief Executive Officer